EXHIBIT 5.1

David M. Bovi
Counselor At Law	2855 PGA Blvd.● Suite 150
LL.M. Securities Regulation	Palm Beach Gardens, FL 33410

Phone (561) 655-0665 Fax (561) 655-0693	David.Bovi@dmbpa.com

July 22, 2022

Onfolio Holdings Inc.

1007 North Orange Street, 4th Floor

Wilmington, Delaware 19801

Via E-Mail Only

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Onfolio Holdings Inc., a Delaware corporation (the “Company”), in connection with its filing of the Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2022 (Registration No. 333-264191), as amended to date (the “Registration Statement”), of (A) up to $7,222,500 (and up to $8,305,875 including the over-allotment option described in the Registration Statement) of units of the Company’s securities (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value $0.001 per share (the “Shares”), and (ii) two warrants to purchase one share of common stock each, at an exercise price equal to the public offering price per Unit (the “Offering Warrants”); and (B) warrants to purchase up to $238,343 of Shares sold to investors granted to EF Hutton, division of Benchmark Investments, LLC, as representative of the several underwriters (the “Underwriter”), by the Company (the “Underwriter’s Warrant”). The shares of common stock issuable upon exercise of the Offering Warrants described in clause (A)(ii) of the preceding sentence and the shares of common stock issuable upon exercise of the Underwriter’s Warrant described in clause (B) of the preceding sentence, are collectively referred to herein as the “Warrant Shares.” The Units, the Shares, the Offering Warrants, the Underwriter’s Warrant, and the Warrant Shares are referred to herein collectively as the “Securities.”

The opinions expressed herein are limited exclusively to (i) the Delaware General Corporation Law, and (ii) the laws of the State of New York, in each case as in effect on the date hereof, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and the prospectus included therein (the “Prospectus”), and all exhibits thereto; (ii) the Company’s amended and restated certificate of incorporation, filed as Exhibit 3.1 to the Registration Statement; (iii) the Company’s amended and restated bylaws, filed as Exhibit 3.2 to the Registration Statement; (iv) the resolutions of the Company’s board of directors with respect to the authorization of the issuance of the Securities covered by the Registration Statement and related matters thereto; (v) the form of Underwriting Agreement pursuant to which the Securities are to be sold, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”); (vi) the form of warrant agent agreement (including the form of Offering Warrant contained therein), filed as Exhibit 4.1 and Exhibit 4.2 to the Registration Statement; (vii) the form of Representative’s Warrant, filed as Exhibit 4.3 to the Registration Statement; (viii) the form of common stock certificate, filed as Exhibit 4.4 to the Registration Statement; and (ix) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and representations of the Company.

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Based upon and subject to the foregoing, we are of the opinion that:

a.	the Securities have been duly authorized for issuance by all necessary corporate action by the Company;

b.	the Shares, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable;

c.

provided that the Offering Warrants and Underwriter’s Warrant have been duly executed and delivered by the Company and duly delivered to the purchasers or Underwriter, such Offering Warrants and Underwriter’s Warrant, when issued as contemplated in the Registration Statement, will be valid and binding obligations of the Company; and

d.

the Warrant Shares, upon payment to the Company of the required consideration, and when issued and sold by the Company and paid for in accordance with the terms of the Offering Warrants or Underwriter’s Warrant, as applicable, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinions set forth above with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ DAVID M. BOVI, P.A.
DAVID M. BOVI, P.A.

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